PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER (this "Merger Agreement") is made as of April 21, 1999, by and between Chaparral Resources, Inc., a Colorado corporation ("Chaparral") and Chaparral Resources Delaware, Inc., a Delaware corporation ("Chaparral Delaware" and, together with Chaparral, the "Constituent Corporations").

     WHEREAS, the authorized capital stock of Chaparral consists of 100,000,000 shares of Common Stock, par value $0.10 per share, and 1,000,000 shares of Preferred Stock, no par value per share;

     WHEREAS, the authorized capital stock of Chaparral Delaware consists of 100,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of Preferred Stock, no par value per share; and

     WHEREAS, the directors of the Constituent Corporations deem it advisable and to the advantage of the Constituent Corporations that Chaparral merge with and into Chaparral Delaware upon the terms and conditions provided herein.

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Chaparral shall merge with and into Chaparral Delaware on the following terms, conditions and other provisions:

1. TERMS AND CONDITIONS.

     1.1 Merger. Chaparral shall be merged with and into Chaparral Delaware (the "Merger"), effective at 5:01 p.m., Mountain Standard Time, April 21, 1999 (the "Effective Date") and Chaparral Delaware shall be the surviving corporation (the "Surviving Corporation").

     1.2 Name Change. On the Effective Date, the name of Chaparral Delaware will be Chaparral Resources, Inc.

     1.3 Succession. On the Effective Date, Chaparral Delaware will continue its separate corporate existence under the laws of the State of Delaware, and the separate existence and corporate organization of Chaparral, except insofar as it may be continued by operation of law, shall be terminated and cease.

     1.4 Transfer of Assets and Liabilities. On the Effective Date, the rights, privileges, and powers, both of a public and a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all rights, privileges, and powers of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges and powers, and all and every other interest, thereafter shall be the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their respective stockholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not been consummated, except as they may be modified with the consent of such creditors, and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     1.5 Common Stock and Preferred Stock of Chaparral and Chaparral Delaware. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporation or their respective stockholders, (i) each share of Common Stock of Chaparral issued and outstanding immediately prior


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thereto shall be combined,  changed and  converted  into one (1) share of Common
Stock of Chaparral Delaware,in each case fully paid and nonassessable, (ii) each share of Preferred Stock of Chaparral issued and outstanding immediately prior thereto shall be combined, changed and converted into one (1) share of Preferred Stock of Chaparral Delaware, in each case fully paid and nonassessable, of the
same   series   and   with   identical   designations,    preferences,   rights,
qualifications, limitations and restrictions, (iii) each share of Common Stock of Chaparral Delaware issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares, and (iv) each share of Preferred Stock of Chaparral Delaware issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

     1.6 Stock Certificates. On and after the Effective Date, all of the outstanding certificates that, prior to that time, represented shares of Common Stock and Preferred Stock of Chaparral shall be deemed for all purposes to evidence ownership of and to represent the shares of Chaparral Delaware into which the shares of Chaparral represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distribution upon the shares of Chaparral Delaware evidenced by such outstanding certificate as above provided.

     1.7 Options. On the Effective Date, if any options or rights granted to purchase shares of Common Stock of Chaparral remain outstanding, then the Surviving Corporation will assume outstanding and unexercised portions of such options and such options, shall be changed and converted into options to purchase Common Stock of Chaparral Delaware, such that an option to purchase one
(1) share of Common Stock of Chaparral shall be converted into an option to purchase one (1) share of Common Stock of Chaparral Delaware. No other changes in the terms and conditions of such options will occur.

     1.8 Purchase Rights. On the Effective Date, the Surviving Corporation will assume outstanding obligations of Chaparral to issue Common Stock or other capital stock pursuant to contractual purchase rights granted by Chaparral, and the outstanding and unexercised portions of all outstanding contractual rights to purchase Common Stock or other capital stock of Chaparral shall be changed and converted into contractual rights to purchase Common Stock or other capital stock, respectively, of Chaparral Delaware such that a contractual right to purchase one (1) share of Common Stock or other capital stock of Chaparral shall be converted into a contractual right to purchase one (1)share of Common stock or other capital stock, respectively, of Chaparral Delaware. No other changes in the terms and conditions of such contractual purchase rights will occur.

     1.9 Employee Benefit Plans. On the Effective Date, the Surviving Corporation shall assume all obligation of Chaparral under any and all employee benefit plans in effect as of such date with respect to which employee rights or accrued benefits are outstanding as of such date. On the Effective Date, the Surviving Corporation shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger.

2. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Chaparral Delaware in effect on the Effective Date shall continue to be the Certificate of Incorporation of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of Chaparral Delaware in effect on the Effective Date shall continue to be the Bylaws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

     2.2 Directors. The directors of Chaparral preceding the Effective Date shall become the directors of the Surviving Corporation on and after the Effective Date to serve until expiration of their terms and until their successors are elected and qualified.

     2.3 Officers. The officers of Chaparral preceding the Effective Date shall become the officers of the Surviving Corporation on and after the Effective Date to serve at the pleasure of its Board of Directors.


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3. MISCELLANEOUS

     3.1 Further Assurances. From time to time, and when required by the Surviving Corporation or by its successors and assigns, the Surviving Corporation shall execute and deliver, or cause to be executed and delivered, such deeds and other instruments, and the Surviving Corporation shall take or cause to be taken such further and other action as shall be appropriate or necessary in order to vest or perfect or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Chaparral and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are authorized fully in the name and on behalf of Chaparral Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     3.2 Amendment. At any time before or after approval by the stockholders of Chaparral, this Merger Agreement may be amended in any manner (except that, after the approval of this Merger Agreement by the stockholders of Chaparral, the principal terms may not be amended without further approval of the stockholders of Chaparral) as may be determined in the judgment of the respective Board of Directors of Chaparral Delaware and Chaparral to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

     3.3 Conditions to Merger. The obligation of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):

          (a)  the  Merger  shall  have been  approved  by the  shareholders  of
               Chaparral  in  accordance  with  applicable   provisions  of  the
               Colorado Business Corporation Act;

          (b) Chaparral, as sole stockholder of Chaparral Delaware, shall have approved the Merger in accordance with the General Corporation Law of the State of Delaware; and

          (c) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of Chaparral to be material to consummation of the Merger shall have been obtained.

     3.4 Abandonment or Deferral. Notwithstanding the approval of this Merger Agreement by the shareholders of Chaparral and Chaparral Delaware, at any time before the Effective Date, (a) this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Chaparral or Chaparral Delaware or both or (b) the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of Chaparral or the Board of Directors of Chaparral Delaware, such action would be in the best interests of such corporations. In the even of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or their respective Board of Directors or stockholders with respect thereto, except that Chaparral shall pay all expenses incurred in connection with the Merger or in respect to this Merger Agreement or relating thereto.

     3.5 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.



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     IN WITNESS WHEREOF, this Merger Agreement,  having first been duly approved by the Board of Directors of Chaparral and the Board of Directors of Chaparral Delaware, hereby is executed on behalf of each such corporation and attested to by a duly authorized officer thereof as of the date first above written.



                                          CHAPARRAL RESOURCES, INC.


                                          /s/ Michael B. Young
                                          --------------------------------------
                                          Michael B. Young
                                          Treasurer and Controller


                                          CHAPARRAL RESOURCES DELAWARE, INC.


                                          /s/ Michael B. Young
                                          --------------------------------------
                                          Michael B. Young
                                          Treasurer and Controller